EXHIBIT 10.5

Addendum to Lease Agreement

This Addendum to Lease is made and entered into as of this 31st day of October, 2013, by and between the parties set forth on the signature page below as “Lessor”, hereinafter referred to as “Lessor”, and GreenRiver Resources, Inc., a Utah corporation, hereinafter referred to as “Lessee”.

Recitals

Whereas, Lessor entered into a Hydrocarbon and Mineral Lease with Lessor in October, 2009 (the “Lease”) and

Whereas, Lessor previously extended the rent payment date and is willing to extend the rent payment date under the Lease to October 31, 2013, without the Lease being in default.

Whereas, Lessor and Lessee also desire to amend the Lease to extend its term as set forth below.

Now Therefore, it is hereby agreed as follows:

1.	The “primary term” under Section 1 (b) of the Leases shall be extended until December 31, 2016.

2.	The Rent originally due under Section 3 (c) on January 1, 2013 as extended to October 31, 2013 will be due and payable on December 31, 2013.

3.	All other terms and conditions shall remain the same.

In witness whereof, this Addendum to Lease has been executed and delivered by the undersigned as of the date first above written.

Lessee:

GreenRiver Resources, Inc.

By: /s/ William Gibbs

Its: President

Lessor:

By: /s/ William G. Gibbs

        William G. Gibbs